Exhibit 23
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Trustmark was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference in the registration statement (No. 333-07141) on Form S-8 of Trustmark Corporation its report dated June 14, 2001, on the 2000 financial statements of Trusmtark National Bank 401k Plan. Such report appears in the December 31, 2001, annual report on Form 11-K of Trustmark National Bank 401k Plan. The absence of such consent may limit recovery by investors on certain claims, including without limitation, claims arising under Section 11 of the Securities Act.